Exhibit (c)(11)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee of the Board Directors LLC Supplemental Discussion Materials on Series B Conversion of Arkose GP April 20, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company. The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company and the Committee, on the one hand, and Goldman Sachs, on the other hand. 1

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Summary Term Sheet Exchange of Series B Units into GP Common Shares Summary of Key Terms and Conditions Distribution Amount 2 Existing Security  Series B Units, as defined in the LLC Agreement of Arkose IDR Holdings LLC Current Issued  98,600 Series B Units Exchange Security  GP common shares received in a taxable transaction Exchange Amount  9 million GP common shares Effective Date  The date of the closing of a merger of Arkose GP and Arkose Midstream Distribution Rights  Equivalent to holders of GP common shares Arrearages  Immediate payment in cash upon vesting to holders of the Series B Units of the Unvested Reallocated Voting Rights  Equivalent to holders of GP common shares Vesting  One-third vested upon exchange; two-thirds vest on same schedule as Series B Units Subordination  None Transferability  Not transferable for three years after the Effective Date Conditions  Exchange of Series B Units into GP common shares conditioned on closing of a merger of Arkose GP and Arkose Midstream  All Series B Units exchanged

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Pro Forma Ownership Various Exchange Ratios to Midstream and Shares Issued to Series B GP Ownership 2% 5% 8% 11% 15% 18% 21% 24% 27% 7% 10% 13% 17% 20% 23% 27% 30% 33% 1.60 x 1.65 x 1.70 x 1.75 x 1.80 x 1.85 x 1.90 x 1.95 x 2.00 x 3.7 9.0 10.0 11.2 12.0 13.0 14.0 15.0 22.6 Series B Ownership 1.60 x 1.65 x 1.70 x 1.75 x 1.80 x 1.85 x 1.90 x 1.95 x 2.00 x 3.7 9.0 10.0 11.2 12.0 13.0 14.0 15.0 22.6 Source: Arkose Midstream and Arkose GP 2017 10-Ks and Arkose Projections and Bloomberg market data as of 18-Apr-2018 3 0.7% 0.7% 0.7% 0.7% 0.7% 0.7% 0.7% 0.7% 0.6% 1.8 1.8 1.8 1.7 1.7 1.7 1.6 1.6 1.6 2.0 2.0 1.9 1.9 1.9 1.8 1.8 1.8 1.8 2.3 2.2 2.2 2.1 2.1 2.1 2.0 2.0 2.0 2.4 2.4 2.3 2.3 2.2 2.2 2.2 2.1 2.1 2.6 2.6 2.5 2.5 2.4 2.4 2.3 2.3 2.3 2.8 2.8 2.7 2.7 2.6 2.6 2.5 2.5 2.4 3.0 2.9 2.9 2.8 2.8 2.7 2.7 2.7 2.6 4.4 4.4 4.3 4.2 4.1 4.1 4.0 3.9 3.9 Shares Issued to Series B Exchange Ratio To Midstream 38.1% 37.4% 36.7% 36.0% 35.4% 34.8% 34.2% 33.6% 33.0% 37.7 37.0 36.3 35.6 35.0 34.4 33.8 33.3 32.7 37.6 36.9 36.2 35.6 35.0 34.4 33.8 33.2 32.7 37.5 36.8 36.1 35.5 34.9 34.3 33.7 33.1 32.6 37.4 36.8 36.1 35.4 34.8 34.2 33.6 33.1 32.5 37.4 36.7 36.0 35.4 34.8 34.2 33.6 33.0 32.5 37.3 36.6 35.9 35.3 34.7 34.1 33.5 33.0 32.4 37.2 36.5 35.9 35.2 34.6 34.0 33.5 32.9 32.4 36.7 36.0 35.4 34.7 34.1 33.6 33.0 32.5 32.0 Shares Issued to Series B Exchange Ratio To Midstream Implied Premium to 30 Calendar Day VWAP Implied Premium to 1 Day Close Memo: Current GP Shares Outstanding: 186.2mm Current Midstream Units Outstanding: 186.9mm Status Quo Series B Conversion Fully Diluted GP Ownership: 3.7 = 1.9% 9.0 = 4.6% 11.2 = 5.7%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Breakeven Cash Flow to Series B Based on Status Quo GP Cash Flows | Assumes GP Fully Taxable | ($ in millions) Illustrative Shares Issued to Reach Breakeven Cash Flow (Cumulative Cash Flow Breakeven) Management Forecast Illustrative Extension Breakeven Cash Flow Analysis 2018 2019 2020 2021 2022 2023 2024 2025 2026 Cumulative Case: Gradual Taper (+) IDR LLC Dist. To GP (-) GP G&A (-) Interest Expense 136 (2) 0 223 (2) 0 336 (2) 0 436 (2) 0 556 (2) 0 685 (2) 0 820 (2) 0 956 (2) 0 1,090 (2) 0 5,237 (18) 0 Taxable Cash Flow to GP (-) Taxes $ 141 (36) $ 234 (59) $ 353 (89) $ 460 (116) $ 587 (149) $ 724 (183) $ 868 (220) $ 1,014 (257) $ 1,155 (293) $ 5,536 (1,402) Distributable Cash Flow $ 105 $ 174 $ 264 $ 343 $ 438 $ 541 $ 648 $ 757 $ 863 $ 4,134 Current GP Shares Outstanding (+) Illustrative Shares Issued to Retire Series B 186.2 15.5 Pro Forma GP Shares Outstanding GP Pro Forma DPS 201.6 $0.52 $0.86 $1.31 $1.70 $2.17 $2.68 $3.21 $3.75 $4.28 $ 20.50 % Acc / (Dil) 19% 8% 4% 2% 0% (1)% (1)% (2)% (2)% 0% 15.5 15.5 15.4 15.2 Gradual Taper Rapid Taper No Growth Continual Growth Breakeven Shares (Cumulative Cash Flow Basis) Source: Arkose Projections, illustratively extended through 2026 4 Alternative Perspectives on Series B Conversion Cash Flow to Series B $8 $13 $20 $26 $34 $41 $50 $58 $66 $317 Status Quo Series B Cash Flow $7 $12 $20 $26 $34 $42 $50 $59 $68 $317

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Illustrative Extension of Management’s Financial Forecasts LP DPU Forecast $ 8.47 $ 10.00 $ 8.00 $ 5.89 $ 4.92 $ 6.00 $ 5.73 $ 5.32 $ 3.42 $ 4.00 $ 4.75 $ 2.21 $ 4.10 $ 4.10 $ 4.10 $ 2.00 $ 0.00 2018 2019 2020 2021 2022 2023 2024 2025 2026 Series B Distribution Forecast $ 83 $ 100 $ 75 $ 50 $ 34 $ 20 $ 25 $ 34 $ 34 $ 34 $ 34 $ 0 2018 2019 2020 2021 2022 2023 2024 2025 2026 Management Gradual Taper Rapid Taper No Growth Continual Growth Source: Arkose Projections, illustratively extended through 2026 Note: Rapid Taper case assumes 4% per annum step down in LP DPU year-over-year growth starting from 20% in 2022, reaching 0% LP DPU growth in 2027. Gradual Taper case assumes 2% per annum step down in LP DPU year-over-year growth starting from 20% in 2022, reaching 12% LP DPU growth in 2026 and then assuming 0% LP DPU growth in 2027. No Growth case holds LP DPU constant starting in 2023. Continual Growth case assumes constant 20% LP DPU growth from 2022 through 2026, then assuming 0% LP DPU growth thereafter. Alternative Perspectives on Series B Conversion 5 $ 67$ 68 $ 54$ 59 $ 43$ 50 $ 42 $ 26$ 47$ 52$ 54 $ 7$ 12$ 41 $ 7.06$ 7.14 $ 6.38 $ 5.60 $ 4.83 $ 4.10$ 5.96 $ 2.85 $ 1.72$ 4.10